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                                                                   Exhibit 10(x)

                            THREE-FIVE SYSTEMS, INC.






                              AMENDED AND RESTATED
                        1994 AUTOMATIC STOCK OPTION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS
               (AS AMENDED AND RESTATED THROUGH FEBRUARY 12, 2001)
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                            THREE-FIVE SYSTEMS, INC.
                              AMENDED AND RESTATED
                        1994 AUTOMATIC STOCK OPTION PLAN
               (AS AMENDED AND RESTATED THROUGH FEBRUARY 12, 2001)

                                    ARTICLE I
                                     GENERAL

         1.1 PURPOSE OF THE PLAN

                  (a) ADOPTION. On March 1, 1994, the Board of Directors (the "Board") of Three-Five Systems, Inc., a Delaware corporation (the "Corporation") adopted the 1994 Automatic Stock Option Plan (the "Original Plan"). The stockholders of the Company approved the Original Plan on April 12, 1994. On October 19, 1995, the Board adopted a technical amendment to the Original Plan, which did not require stockholder approval. On October 24, 1996, the Board amended and restated the Original Plan as a result of recent revisions to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and to make certain other technical changes, including changes to the vesting schedule. Although some of the amendments and restatements required stockholder approval, all amendments became effective immediately subject to stockholder approval at the next annual meeting, which duly occurred. The new vesting schedule shall be applied to all outstanding options as well as all new options. On January 28, 1999, the Board further amended and restated the Original Plan to reduce the number of available shares for issuance by 50,000 shares. Such amendment did not require shareholder approval. On February 12, 2001, the Board further amended and restated the Original Plan in order to adjust the automatic grants for stock splits, adjustments and other organic changes, increase the initial and annual grants of stock to Directors, and extend the period of exercisability for the automatic grants. Although all of these amendments require stockholder approval, all amendments shall become effective as of February 12, 2001 subject to stockholder approval at the next annual meeting schedule for April 26, 2001. The extension of the period of exercisability for automatic grants shall be effective only for all automatic grants occurring after February 12, 2001; provided, however, that the Board of Directors shall have the right on a case-by-case basis to extend the period of exercisability for pre-existing grants in a manner consistent with this amendment. The amended and restated plan shall be known as the Three-Five Systems, Inc. Amended and Restated 1994 Automatic Stock Option Plan (the "Plan").

                  (b) PURPOSE. The Plan is intended to promote the interests of the Corporation by providing non-employee members of the Corporation's Board of Directors (the "Board") the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and an increased personal interest in continued success and progress. Such purpose shall be accomplished by providing for the automatic grant of options to acquire the Corporation's Stock ("Options").

                  (c) EFFECTIVE DATE. The Plan became effective on April 12, 1994, the date the Plan was initially approved by the stockholders of the Corporation (the "Effective Date").

                  (d) TERMINATION OF PLAN. The Plan shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Options granted under the Plan. If the date of termination is determined under clause (i) above, then all Option grants outstanding on such date shall thereafter
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continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

         1.2 ELIGIBLE PERSONS UNDER THE PLAN. The persons eligible to participate in the Plan shall be limited to non-employee Board members, whether or not such persons are "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i) promulgated under the 1934 Act ("Eligible Persons"). Persons who are eligible under the Plan may also be eligible to receive option grants or direct stock issuances under other plans of the Corporation.

         1.3 STOCK SUBJECT TO THE PLAN.

                  (a) AVAILABLE SHARES. The stock subject to the provisions of the Plan and issuable upon the grant of Options are shares of the Corporation's common stock, par value $.01 per share (the "Stock") and shall be drawn from either the Corporation's authorized but unissued shares of Stock or from reacquired shares of Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Stock which may be issued over the term of the Plan shall not exceed 50,000 shares (as adjusted by this amendment) subject to adjustment from time to time in accordance with the provisions of this Section 1.3.

                  (b) ADJUSTMENTS FOR ISSUANCES. Should one or more outstanding Options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each Option not so exercised shall be available for subsequent option grant under the Plan. Should shares of Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding Option under the Plan, then the number of shares of Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised, and not by the net number of shares of Stock actually issued to the Optionholder.

                  (c) ADJUSTMENTS FOR ORGANIC CHANGES. Should any change be made to the Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the number of Options granted automatically under the Plan, (ii) the maximum number and/or class of securities issuable under the Plan, and (iii) the number and/or class of securities and price per share in effect under each Option outstanding. Such adjustments to the outstanding Options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such Options. The adjustments determined by the Board shall be final, binding and conclusive.

                                   ARTICLE II
                             AUTOMATIC OPTION GRANTS

         2.1 TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS.

                  (a) AMOUNT AND DATE OF GRANT. During the term of this Plan, Automatic Option Grants shall be made to each Eligible Person ("Optionholder") as follows:

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                           (i) ANNUAL GRANTS. Each year on the Annual Grant Date
an Option to acquire 2,000 shares of Stock shall be granted to each Eligible Person for so long as there are shares of Stock available under Section 1.3 hereof. The "Annual Grant Date" shall be the date of the Corporation's annual stockholders meeting. Notwithstanding the foregoing, (1) any Eligible Person whose term ended on the Annual Grant Date shall not be eligible to receive any automatic option grants on that Annual Grant Date and (2) any Eligible Person who has received an Automatic Option Grant pursuant to Section 2.1(a)(ii) on the same date as the Annual Grant Date or within 30 days prior thereto, shall not be eligible to receive an Automatic Option Grant on that Annual Grant Date.

                           (ii) INITIAL NEW DIRECTOR GRANTS. On the Initial
Grant Date, every new member of the Board who is an Eligible Person and has not previously received a grant under Sections 2.1(a)(ii) or (iii) shall be granted an Option to acquire 5,000 shares of Stock ("Optioned Shares") as long as there are shares of Stock available under Section 1.3 hereof. The "Initial Grant Date" shall be the date that an Eligible Person is first appointed or elected to the Board.

                           (iii) INITIAL GRANTS. On the Effective Date, each
Eligible Person was granted an Option to acquire 1,000 shares of Stock.

                  (b) EXERCISE PRICE. The exercise price per share of Stock subject to each Automatic Option Grant shall be equal to 100 percent of the fair market value per share of the Stock on the date the Option was granted as determined in accordance with the valuation provisions of Section 2.2 hereof (the "Option Price").

                  (c) VESTING. Each Automatic Option Grant made pursuant to
Section 2.1(a)(i) shall become exercisable and vest in a series of 12 equal and successive monthly installments, with the first such installment to become exercisable one month after the Annual Grant Date. Each Automatic Option Grant made pursuant to Sections 2.1(a)(ii) and (iii) shall become exercisable and vest in a series of three equal and successive yearly installments, with the first such installment to become exercisable immediately after a director's second successive election by stockholders to the Board (the "First Vesting Date"), the second installment to become exercisable 10 months after the First Vesting Date, and the third installment to become exercisable 22 months after the First Vesting Date. Each installment of an Option shall only vest and become exercisable if the Optionholder has not ceased serving as a Board member as of such installment date.

                  (d) METHOD OF EXERCISE. In order to exercise an Option with respect to any vested Optioned Shares, an Optionholder (or in the case of an exercise after an Optionholder's death, such Optionholder's executor, administrator, heir or legatee, as the case may be) must take the following action:

                           (i) execute and deliver to the Secretary of the
Corporation a written notice of exercise signed in writing by the person exercising the Option specifying the number of shares of Stock with respect to which the Option is being exercised;

                           (ii) pay the aggregate Option Price in one of the
alternate forms as set forth in Section 2.1(e) below; and

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                           (iii) furnish appropriate documentation that the
person or persons exercising the Option (if other than the Optionholder) has the right to exercise such Option.

As soon as practicable after the Exercise Date, the Corporation shall mail or deliver to or on behalf of the Optionholder (or any other person or persons exercising this Option in accordance herewith) a certificate or certificates representing the Stock for which the Option has been exercised in accordance with the provisions of this Plan. In no event may any Option be exercised for any fractional shares.

                  (e) PAYMENT OF OPTION PRICE. The aggregate Option Price shall be payable in one of the alternative forms specific below:

                           (i) full payment in cash or check made payable to the
Corporation's order; or

                           (ii) full payment in shares of Stock held for the
requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date (as determined in accordance with Section 2.2 hereof); or

                           (iii) if a cashless exercise program has been
implemented by the Board, full payment through a sale and remittance procedure pursuant to which the Optionholder (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the Optioned Shares to be purchased and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the Optioned Shares to be purchased and (B) shall concurrently provide written directives to the Corporation to deliver the certificates for the Optioned Shares to be purchased directly to such brokerage firm in order to complete the sale transaction.

                  (f) TERM OF OPTION. Each Option shall expire on the tenth anniversary of the date on which an Automatic Option Grant was made ("Expiration Date"). Except as provided in Section 2.4 hereof, should an Optionholder's service as a Board member cease prior to the Expiration Date for any reason while an Option remains outstanding and unexercised, then the Option term shall immediately terminate and the Option shall cease to be outstanding in accordance with the following provisions:

                           (i) The Option shall immediately terminate and cease
to be outstanding for any Optioned Shares of Stock which were not vested at the time of Optionholder's cessation of Board service.

                           (ii) Should an Optionholder cease for any reason,
including death, to serve as a member of the Board, then the Optionholder shall have a period of time equal to the "Service Period" (starting from the date of such cessation of Board service) in which to exercise the Options that vested prior to the time of such cessation of Board service. In no event, however, may any Option be exercised after the Expiration Date of such Option.

                           (iii) For purposes of this section, the "Service
Period" for an Optionholder shall mean a length of time equal to the number of months (rounded up) that such Optionholder has served as a member of the Board of Directors.

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                  (g) LIMITED TRANSFERABILITY. Each Option shall be exercisable only by Optionholder during Optionholder's lifetime and shall be neither transferable nor assignable, other than by will or by the laws of descent and distribution following Optionholder's death.

         2.2 FAIR MARKET VALUE. The fair market value per share of Stock shall be determined in accordance with the following provisions:

                  (a) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share on the date in question on the exchange determined by the Board to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (b) If the Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

         2.3 CORPORATE TRANSACTION. In the event of stockholder approval of a Corporate Transaction, all unvested Options shall automatically accelerate and immediately vest so that each outstanding Option shall, one week prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Optioned Shares. Upon the consummation of the Corporate Transaction, all Options shall, to the extent not previously exercised, terminate and cease to be outstanding.

         2.4 CHANGE IN CONTROL. In the event of a Change in Control, all unvested Options shall automatically accelerate and immediately vest so that each outstanding Option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Optioned Shares. Thereafter, each Option shall remain exercisable until the Expiration Date of such Option.

                                   ARTICLE III
                                 MISCELLANEOUS

         3.1 AMENDMENT OF THE PLAN AND AWARDS.

                  (a) BOARD AUTHORITY. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to the Optionholder at the time outstanding under the Plan, unless the Optionholder consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 3.1, (ii) extend the term of the Plan, (iii) materially modify the eligibility requirements for Plan participation, or (iv) materially increase the benefits accruing to Plan participants.

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                  (b) OPTIONS ISSUED PRIOR TO STOCKHOLDER APPROVAL. Options
which incorporate Plan amendments may be granted prior to any required stockholder approval of such amendments as long as any shares of Stock actually issued under the Plan are held in escrow until the requisite stockholder approval is obtained. If such stockholder approval is not obtained within 12 months of the meeting of the Board approving the amendments, then (i) any Options incorporating Plan amendments which were not approved shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any Optioned Shares actually issued under the Plan and held in escrow, together with interest for the period the shares were held in escrow.

                  (c) RULE 16b-3 PLAN. With respect to persons subject to
Section 16 of the 1934 Act, the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. The Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the stockholders of the Corporation.

         3.2 TAX WITHHOLDING.

                  (a) GENERAL. The Corporation's obligation to deliver Stock upon the exercise of Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements.

                  (b) SHARES TO PAY FOR WITHHOLDING. The Board may, in its discretion and in accordance with the provisions of this Section 3.2(b) and such supplemental rules as it may from time to time adopt, provide any or all Optionholders with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such Optionholders in connection with the exercise of their Options ("Taxes"). Such right may be provided to any such Optionholder in either or both of the following formats:

                           (i) STOCK WITHHOLDING. The Optionholder of an Option
may be provided with the election to have the Corporation withhold, from the Stock otherwise issuable upon the exercise of such Option, a portion of those shares of Stock with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the applicable Taxes designated by the Optionholder.

                           (ii) STOCK DELIVERY. The Board may, in its
discretion, provide the Optionholder with the election to deliver to the Corporation, at the time the Option is exercised, one or more shares of Stock previously acquired by such individual (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the Taxes incurred in connection with such Option exercise designated by the Optionholder.

         3.3 USE OF PROCEEDS. Any cash proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall be used for general corporate purposes.

         3.4 REGULATORY APPROVALS. The implementation of the Plan, the granting of any Option and the issuance of Stock upon the exercise or surrender of the Options made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Stock issued pursuant to it.

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         3.5 SECURITIES REGISTRATION. No shares of Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

         3.6 CORPORATION RIGHTS. The grants of Options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         3.7 PRIVILEGE OF STOCK OWNERSHIP. An Optionholder shall not have any of the rights of a stockholder with respect to Optioned Shares until such individual shall have exercised the Option and paid the Option Price for the Optioned Shares.

         3.8 ASSIGNMENT. The right to acquire Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionholder except as specifically provided herein. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the Optionholders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

         3.9 CHOICE OF LAW. The provisions of the Plan relating to the exercise of Options and the vesting of shares shall be governed by the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State.

         3.10 PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Corporation may issue options or warrants to acquire its shares of Stock. To the extent permitted by applicable law, any such other options, warrants, or stock awards may be issued by the Corporation, other than pursuant to this Plan, without stockholder approval.

                                   ARTICLE IV
                                   DEFINITIONS

         The following capitalized terms used in this Plan shall have the meaning described below:

         "ANNUAL GRANT DATE" shall mean the date of the Corporation's annual stockholder meeting.

         "AUTOMATIC OPTION GRANT" shall mean those automatic option grants made on the Annual Grant Date, on the Initial Grant Date, and on the Effective Date.

         "BOARD" shall mean the Board of Directors of the Corporation.

         "CHANGE IN CONTROL" shall mean (a) a person or related group of persons, other than the Corporation or a person that directly or indirectly controls, is controlled by, or under common control with the Corporation, acquires ownership of 40 percent of the Corporation's outstanding common stock pursuant to a tender or exchange offer which the Board recommends that the Corporation's stockholders not accept or

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(b) a change in the composition of the Board of Directors such that those individuals who were elected to the Board at the last stockholders' meeting at which there was not a contested election for Board membership subsequently ceased to comprise a majority of the Board by reason of a contested election.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CORPORATION" shall mean Three-Five Systems, Inc., a Delaware corporation.

         "CORPORATE TRANSACTION" shall mean (a) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purposes of which is to change the state in which the Corporation is incorporated; (b) the sale, transfer of or other disposition of all or substantially all of the assets of the Corporation and complete liquidation or dissolution of the Corporation, or (c) any reverse merger in which the Corporation is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         "EFFECTIVE DATE" shall mean April 12, 1994.

         "ELIGIBLE PERSONS" shall mean non-employee Board members as limited by
Section 1.2 hereof.

         "EXERCISE DATE" shall be the date on which written notice of the exercise of an Option is delivered to the Corporation in accordance with Section 2.1(d) hereof.

         "EXPIRATION DATE" shall be the 10-year anniversary of the date on which an Automatic Option Grant was made.

         "INITIAL GRANT DATE" shall mean the date that the Optionholder was first appointed or elected to the Board.

         "OPTIONHOLDER" shall mean an Eligible Person to whom Options have been granted.

         "OPTIONED SHARES" shall be those shares of Stock that can be acquired by an Eligible Person.

         "OPTION PRICE" shall mean 100 percent of the fair market value per share of the Stock on the date any Option was granted, as determined in accordance with the valuation provisions of Section 2.2 hereof.

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         "OPTION" shall mean options to acquire Stock granted under the Plan.

         "PLAN" shall mean this stock option plan for the Corporation.

         "STOCK" shall mean shares of the Corporation's common stock, par value $.01 per share, which may be unissued or treasury shares as the Board from time to time determines.

         EXECUTED as of the 12th day of February, 2001.

                                        THREE-FIVE SYSTEMS, INC.,
                                        a Delaware corporation


                                        By:   Jeffrey D. Buchanan
                                              ---------------------------------
                                        Name: Jeffrey D. Buchanan
                                        Its:  Secretary


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